UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 3, 2025

Standard BioTools Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34180 (Commission File Number)	77-0513190 (I.R.S. Employer Identification Number)
2 Tower Place, Suite 2000 South San Francisco, California 94080
(Address of principal executive offices and zip code)
(650) 266-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	LAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2025, Standard BioTools Inc. (the “Company”) and Jeremy Davis, the Company’s Chief Commercial Officer, mutually determined that Mr. Davis will no longer serve in such position, effective as of February 1, 2025. The Company expects to enter into a severance agreement with Mr. Davis (the “Severance Agreement”), the terms of which the Company expects to be consistent with the Company’s 2024 Change of Control and Severance Plan and the Participation Agreement thereunder with Mr. Davis, and Mr. Davis will also be entitled to receive his bonus for the 2024 fiscal year. The Severance Agreement will provide, among other things, that (i) the Company will pay severance to Mr. Davis as a continuation of payments in an amount equal to Mr. Davis’ current annual base salary for a twelve-month period, which will total $441,000, (ii) Mr. Davis will be entitled to receive his bonus for the 2024 fiscal year in the amount of $169,785, (iii) the Company will pay Mr. Davis a pro-rated lump-sum payment of his current annual target bonus equal to $21,264.65, (iv) the Company will pay the costs of COBRA premiums for Mr. Davis, his spouse, and his other dependents for the earlier of February 28, 2026 or until his right to such COBRA continuation coverage ends, and (v) Mr. Davis will receive 100% vesting acceleration of his outstanding and unvested equity awards, provided that, if an equity award is to vest and/or the amount of the award to vest is to be determined based on the achievement of performance criteria, then, unless expressly otherwise provided in the applicable equity award agreement, 100% of such equity award will vest assuming the applicable performance criteria had been achieved at target levels for the relevant performance period(s). The Severance Agreement will also include a release and waiver by Mr. Davis and other customary provisions.

The foregoing description of the Severance Agreement is not complete and is qualified in its entirety by reference to the full text of the Severance Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2025	STANDARD BIOTOOLS INC.

	By:	/s/ Alex Kim
	Name:	Alex Kim
	Title:	Chief Financial Officer